As filed with the Securities and Exchange Commission on July 29, 2009

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREENHILL & CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	51-0500737 (I.R.S. Employer Identification Number)

300 Park Avenue
23rd Floor
New York, New York 10022
(212) 389-1500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard Lieb Chief Financial Officer 300 Park Avenue 23rd Floor New York, New York 10022 (212) 389-1500	Ulrika Ekman General Counsel 300 Park Avenue 23rd Floor New York, New York 10022 (212) 389-1500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Nicholas A. Kronfeld Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	David B. Harms Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum
Class of Securities	Amount to be	Aggregate Offering	Amount of
to be Registered	Registered	Price(1)	Registration Fee(2)
Common Stock, par value $0.01 per share	3,450,000 shares	$268,513,500.00	$14,983.05

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low reported sales prices on the New York Stock Exchange on July 27, 2009.

(2)	Calculated in accordance with Rule 457(o).

PROSPECTUS

3,000,000 Shares

Greenhill & Co., Inc.

COMMON STOCK

Certain selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time any securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholders.

You should carefully read this prospectus and any supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “GHL”.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 6 of our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2009

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “Greenhill”, “we”, “us”, and “our” refer to Greenhill & Co., Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we and certain of our stockholders may sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock. Each time we or certain of our stockholders sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

GREENHILL

Overview

Greenhill is an independent investment banking firm that (i) provides financial advice on significant mergers, acquisitions, restructurings and similar corporate finance matters as well as fund placement services for private equity and other financial sponsors and (ii) manages merchant banking funds and similar vehicles and commits capital to those funds and vehicles. We act for clients located throughout the world from offices in New York, London, Frankfurt, Toronto, Tokyo, Chicago, Dallas, Los Angeles and San Francisco and will open an office in Houston shortly.

We were established in 1996 by Robert F. Greenhill, the former President of Morgan Stanley and former Chairman and Chief Executive of Smith Barney. Since its founding, Greenhill has grown steadily, recruiting a number of managing directors from major investment banks (as well as senior professionals from other institutions), with a range of geographic, industry or transaction specialties and different sets of corporate management and other relationships. As part of this expansion, we opened a London office in 1998, raised our first merchant banking fund in 2000, opened a Frankfurt office later in 2000 and began offering financial restructuring advice in 2001. On May 11, 2004, we converted from a limited liability company to a corporation and completed an initial public offering of our common stock. We opened our Dallas office and completed the closing of our second merchant banking fund in 2005. We opened our Toronto office and completed the final closing of our first venture capital fund in 2006. In 2007, we completed the final closing of our first European merchant banking fund. We completed the initial public offering of our special purpose acquisition company, GHL Acquisition Corp., in February 2008, opened our San Francisco office in April 2008, launched our Fund Placement Advisory Group in May 2008, opened our Tokyo office in October 2008 and opened our Chicago office in December 2008. In the first half of 2009, we announced the formation of our Financing Advisory & Restructuring Group in New York and London, opened our Los Angeles office and will open a Houston office shortly. As of June 30, 2009, we employed 69 managing directors and senior advisors globally, 26 of whom were hired in the 18 months ending that date, essentially doubling our managing director headcount in financial advisory. We expect to seek to continue to add industry-focused senior employees and to expand geographically.

Principal Sources of Revenue

Our principal sources of revenue are financial advisory services and merchant banking.

Financial Advisory Revenue

Our financial advisory business consists of mergers and acquisitions, financing advisory and restructuring, and fund placement advisory. For all of our financial advisory services, we draw on the extensive experience, corporate relationships and industry expertise of our managing directors and senior advisors.

On mergers and acquisitions engagements, we provide a broad range of advice to global clients in relation to domestic and cross-border mergers, acquisitions, and similar corporate finance matters and are generally involved at each stage of these transactions, from initial structuring to final execution. Our focus is on providing high-quality advice to senior executive management and boards of directors of prominent large and mid-cap companies in transactions that typically are of the highest strategic and financial importance to those companies. We advise clients on strategic matters, including acquisitions, divestitures, defensive tactics, special committee assignments and other important corporate events. We provide advice on valuation, tactics, industry dynamics, structuring alternatives, timing and pricing of transactions, and financing alternatives. Where requested to do so, we may provide an opinion regarding the fairness of a transaction.

In our financing advisory and restructuring practice, we advise debtors, creditors and companies experiencing financial distress as well as potential acquirors of distressed companies and assets. We provide advice on valuation, restructuring alternatives, capital structures, and sales or recapitalizations. We also assist those clients who seek court-assisted reorganizations by developing and seeking approval for plans of reorganization as well as the implementation of such plans.

In our fund placement advisory practice we assist private equity funds and other financial sponsors in raising capital from a global set of institutional and other investors.

Financial advisory revenues accounted for 96%, 98% and 92% of our revenues in the six months ended June 30, 2009 and in fiscal years 2008 and 2007, respectively. Non-U.S. clients are a significant part of our business, generating 28%, 53% and 64% of our financial advisory revenues for the six months ended June 30, 2009 and in fiscal year 2008 and 2007, respectively. We generate revenues from our financial advisory services by charging our clients fees consisting principally of fees paid upon the commencement of an engagement, fees paid upon the announcement of a transaction, fees paid upon the successful conclusion of a transaction or closing of a fund and, in connection principally with restructuring assignments, monthly retainer fees.

Merchant Banking and Other

Our merchant banking activities currently consist primarily of management of and investment in Greenhill’s merchant banking funds, Greenhill Capital Partners I (or “GCP I”), Greenhill Capital Partners II (or “GCP II”, and collectively with GCP I, “Greenhill Capital Partners” or “GCP”), Greenhill SAV Partners (or “GSAVP”) and Greenhill Capital Partners Europe (or “GCP Europe”), which are families of merchant banking funds that invest in portfolio companies. Merchant banking funds are private investment funds raised from contributions by qualified institutional investors and financially sophisticated individuals. The funds generally make investments in non-public companies, typically with a view toward divesting within 3 to 5 years. We pursue merchant banking and other investment activities in addition to our financial advisory activities because we believe merchant banking can generate attractive returns on the firm’s capital, and because it allows us to further leverage our managing directors’ industry knowledge and corporate relationships. We believe we can pursue merchant banking opportunities without creating conflicts with our advisory clients by typically focusing on significantly smaller companies than those with respect to which we seek to provide financial advice. GCP typically makes controlling or influential minority investments of $10 million to $75 million in companies with valuations that are between $50 million and $500 million at the time of investment. GCP has invested a substantial portion of its capital in the energy, financial services and telecommunications industries. GSAVP typically makes smaller investments in early-growth-stage companies that offer technology-enabled or business information services. Such investments typically involve higher levels of risk and are more speculative than our GCP investments. GCP Europe typically makes controlling or influential minority investments of £10 million to £30 million in companies with valuations that are between £50 million and £250 million at the time of investment.

Merchant banking and other revenue accounted for 4%, 2% and 8% of our revenues in the six months ended June 30, 2009 and in fiscal years 2008 and 2007, respectively. We generate merchant banking revenue from (i) management fees paid by the funds we manage, (ii) gains (or losses) on our investments in the merchant banking funds and other principal investment activities, and (iii) merchant banking profit overrides. We charge management fees in GCP II, GSAVP and GCP Europe to all investors except the firm. In GCP I, we charge management fees to all outside investors who are not employed or affiliated with us. We may also generate gains (or losses) from our capital investment in our merchant banking funds depending upon the performance of the funds. Our investments in our merchant banking funds generate realized and unrealized investment gains (or losses) based on our allocable share of earnings generated by the funds. As the general partner of our merchant banking funds we make investment decisions for the funds and are entitled to receive an override on the profits of the funds after certain performance hurdles are met.

We began our merchant banking activities in 2000 with the establishment of GCP I, which had total committed capital of $423 million. In 2005 we closed our second merchant banking fund, GCP II,

which had total committed capital of $875 million. The firm has committed approximately 10%, or $88.5 million, to GCP II and our managing directors and other employees have committed an additional $136 million to that fund. In 2006 we expanded our merchant banking activities with the closing of our venture capital fund, GSAVP, which had total committed capital of $101.5 million. The firm has committed $10.9 million to GSAVP and our managing directors and other employees have committed an additional $22.6 million to that fund. In 2007, we closed our first European merchant banking fund, GCP Europe, which had total committed capital of approximately £191 million. The firm has committed £25 million to GCP Europe and our managing directors and other employees have committed an additional £41.9 million.

In February 2008, GHL Acquisition Corp. (“GHLAC”), a blank check company sponsored by the firm, completed its initial public offering, selling 40,000,000 units for an aggregate purchase price of $400 million. We originally invested $8.0 million in GHLAC and owned approximately 17.3% of its outstanding common stock (AMEX:GHQ) upon consummation of the offering. In September 2008, GHLAC announced that it had agreed to acquire Iridium Holdings, L.L.C. (“Iridium”), a leading provider of voice and data mobile satellite services, at an enterprise value of approximately $591 million, subject to stockholder approval, various regulatory approvals and other customary closing conditions. In October 2008, we invested $22.9 million in a convertible subordinated note issued by Iridium. During the second quarter of 2009, GHLAC reached an agreement to reduce by 15% the consideration to be paid in its planned acquisition of Iridium. In July 2009, GHLAC reached agreement with certain warrant holders, including Greenhill, to repurchase or restructure their GHLAC warrants upon closing of its acquisition of Iridium. If the acquisition of Iridium is completed upon the agreed terms and our investment in Iridium is converted to GHLAC common shares, based on GHLAC’s current capitalization we will own approximately 8.9 million common shares, or 10.6% of the combined company’s common stock, assuming exercise of all currently in-the-money warrants and approval by all GHLAC shareholders of the acquisition. We would also own 4.0 million out-of-the-money warrants of the combined company. The acquisition of Iridium remains subject to Federal Communications Commission approval as well as approval by GHLAC shareholders.

Our principal executive offices are located at 300 Park Avenue, 23rd Floor, New York, New York 10022, and our telephone number is (212) 389-1500. We maintain a website at www.greenhill.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any accompanying prospectus supplement (other than in each case unless otherwise indicated, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) Annual Report on Form 10-K for the year ended December 31, 2008;

(b) Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009;

(c) Current Reports on Form 8-K filed on January 30, 2009, June 22, 2009, July 23, 2009 and July 29, 2009 (including the furnished information therein); and

(d) Registration Statement on Form 8-A dated April 20, 2004.

You may request a copy of these filings at no cost, by writing or telephoning:

Investor Relations
Greenhill & Co., Inc.
300 Park Avenue
23rd Floor
New York, New York 10022
Telephone: (212) 389-1800
E-mail Address: Investorrelations@greenhill.com

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 (the “10-K”), which is incorporated by reference into this prospectus.

These risks are not exhaustive. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this filing to conform our prior statements to actual results or revised expectations.

Forward-looking statements include, but are not limited to, the following:

•	the statements about our policy that our total compensation and benefits, including that payable to our managing directors and senior advisors, will not exceed 50% of total revenues each year (although we retain the ability to change this policy in the future) in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Compensation and Benefits”;

•	the statement about our expectation that revenues from our financial advisory business will continue to account for the majority of our revenues in the near to medium-term in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview”;

•	the statement about our expectations that we expect to expand our merchant banking management business and related activities over time in the 10-K under “Overview — Merchant Banking and Other”;

•	the statements about the expected opening of our Houston office and our expansion plans and the completion of the acquisition of Iridium in this prospectus under “Greenhill — Overview” and “Greenhill — Merchant Banking and Other”;

•	the statement about new managing directors adding incrementally to our revenue and income growth potential in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview”;

•	the statement about the bankruptcy or merger of our larger competitors will create opportunities for us to attract new clients and provide us with excellent recruiting opportunities to further expand our industry expertise and geographic reach in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Environment”;

•	the statement that weak economic and financial conditions should provide attractive opportunities to invest unspent merchant banking capital in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Environment”;

•	the statements about our expected annual fees from our merchant banking funds in 2009 and thereafter in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Merchant Banking and Other Revenues”;

•	the statement that GHLAC’s consummation of its transaction with Iridium could provide a significant source of additional merchant banking revenue after completion in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Merchant Banking and Other Revenues”;

•	the statement about our expectation that non-compensation costs, particularly occupancy, travel and information services costs, will increase as we grow our business and make strategic investments in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-Compensation Expense”; and

•	the discussion of our ability to meet liquidity needs in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”.

DESCRIPTION OF CAPITAL STOCK

General Matters

The following description of our common stock and preferred stock and the relevant provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries thereof and are qualified by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the Securities and Exchange Commission as exhibits to the 10-K and our current Report on Form 8-K filed on January 30, 2009, respectively, which exhibits are incorporated by reference into this prospectus.

Our authorized capital stock currently consists of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value.

Common Stock

As of July 24, 2009, there were 28,156,741 shares of common stock outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See “Dividend Policy”. In the event of liquidation, dissolution or winding up of Greenhill, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. As of July 20, 2009, there were 14 holders of record of our common stock.

Preferred Stock

The Board of Directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Greenhill without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Greenhill has no plans to issue any of the preferred stock.

Voting

The affirmative vote of a majority of the shares of our capital stock present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter will be the act of the stockholders.

Our amended and restated certificate of incorporation may be amended in any manner provided by the Delaware General Corporation Law. The Board of Directors has the power to adopt, amend or repeal our amended and restated bylaws.

Action by Written Consent

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the consent to such action in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Anti-Takeover Effects of Delaware Law

Greenhill is subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Greenhill and, accordingly, may discourage attempts to acquire

Greenhill even though such a transaction may offer Greenhill’s stockholders the opportunity to sell their stock at a price above the prevailing market price.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation provides that a director of Greenhill will not be liable to Greenhill or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our amended and restated certificate of incorporation also provides for indemnification, to the fullest extent permitted by law, by Greenhill of any person made or threatened to be made a party to, or who is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Greenhill, or at the request of Greenhill, serves or served as a director or officer of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our amended and restated certificate of incorporation also provides that, to the extent authorized from time to time by our Board of Directors, Greenhill may provide indemnification to any one or more employees and other agents of Greenhill to the extent and effect determined by the Board of Directors to be appropriate and authorized by the Delaware General Corporation Law. Our amended and restated certificate of incorporation also permits us to purchase and maintain insurance for the foregoing and we expect to maintain such insurance.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “GHL”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the selling stockholders will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus. We will not receive any proceeds from the offering contemplated by this prospectus.

VALIDITY OF SECURITIES

The validity of the common stock in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

SELLING STOCKHOLDERS

Selling stockholders will use this prospectus in connection with resales of shares. The applicable prospectus supplement or post-effective amendment will identify the selling stockholders, the terms of the securities and the transaction in which the selling stockholders acquired the shares. Selling stockholders may be deemed to be underwriters in connection with the shares they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act of 1933, as amended. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of shares by selling stockholders.

PLAN OF DISTRIBUTION

Selling stockholders may sell the offered shares through agents, underwriters or dealers, or directly to one or more purchasers, or through a combination of these methods of sale. We will identify the specific plan of distribution, including any agents, underwriters, dealers or direct purchasers, and any compensation paid in connection therewith, in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Greenhill & Co., Inc., incorporated by reference in Greenhill & Co., Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Greenhill & Co., Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant, other than underwriting discounts and commissions, expected to be incurred in connection with the sale of the securities being registered hereby. All amounts set forth below are estimates other than the SEC registration fee and the FINRA filing fee.

Amount to be
Paid

Registration fee	$14,983
FINRA fee	27,351
Printing	25,000
Legal fees and expenses	125,000
Accounting fees and expenses	50,000
Transfer agent and registrar fees	10,000
Miscellaneous	47,666

TOTAL	$300,000

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Ninth of the Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by Delaware General Corporation Law.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation or otherwise as a matter of law.

The proposed forms of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provide for indemnification of directors and certain officers of the Registrant by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement*
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A (No. 333-113526) filed on April 30, 2004)
5.1	Form of opinion of Davis Polk & Wardwell LLP
23.1	Consent of Ernst & Young LLP
23.2	Form of consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)

*	To be filed as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 29, 2009.

Greenhill & Co., Inc.

By:	/s/ Scott L. Bok
Name:     Scott L. Bok

Title:	Co-Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott L. Bok and Richard J. Lieb, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert F. Greenhill Robert F. Greenhill	Chairman and Director	July 29, 2009
/s/ Scott L. Bok Scott L. Bok	Co-Chief Executive Officer and Director	July 29, 2009
/s/ Simon A. Borrows Simon A. Borrows	Co-Chief Executive Officer and Director	July 29, 2009
/s/ Richard J. Lieb Richard J. Lieb	Chief Financial Officer (Principal Financial Officer)	July 29, 2009
/s/ Harold J. Rodriguez, Jr. Harold J. Rodriguez, Jr.	Chief Administrative Officer (Principal Accounting Officer)	July 29, 2009
/s/ John C. Danforth John C. Danforth	Director	July 29, 2009
/s/ Steven F. Goldstone Steven F. Goldstone	Director	July 29, 2009
/s/ Stephen L. Key Stephen L. Key	Director	July 29, 2009
/s/ Robert T. Blakely Robert T. Blakely	Director	July 29, 2009

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement*
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A (No. 333-113526) filed on April 30, 2004)
5.1	Form of opinion of Davis Polk & Wardwell LLP
23.1	Consent of Ernst & Young LLP
23.2	Form of consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)

*	To be filed as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.